As filed with the Securities and Exchange Commission on August 21, 2009

Registration No. 333-88496

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CYMER, INC.

(Exact name of registrant as specified in its charter)

Nevada	33-0175463
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

17075 Thornmint Court

San Diego, CA 92127

(858) 385-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert P. Akins

Chief Executive Officer and Chairman of the Board

Cymer, Inc.

17075 Thornmint Court

San Diego, CA 92127

(858) 385-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

D. Bradley Peck

Steven M. Przesmicki

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6012

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

                If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

On May 16, 2002, the registrant filed with the Securities and Exchange Commission a registration statement on Form S-3 (Registration No. 333-88496) to register the resale of $250,000,000 of 3½% Convertible Subordinated Notes due February 15, 2009 (the “Notes”) issued and sold to purchasers in a private placement in February 2002 and the shares of common stock issuable upon conversion of the Notes. The registration statement was declared effective by order of the Securities and Exchange Commission on June 5, 2002.  In accordance with their terms, the Notes have been either redeemed and cancelled by the registrant or converted into shares of the registrant’s common stock. As of the date hereof, no Notes remain outstanding.

The offering contemplated by the registration statement has terminated by virtue of the redemption of the remaining outstanding Notes in February 2009 and the expiration of the registrant’s contractual obligation to maintain the effectiveness of the registration statement. Pursuant to an undertaking made in Item 17 of the registration statement, the registrant hereby files this Post-Effective Amendment No. 1 to the registration statement to deregister the Notes and such number of shares of common stock originally registered by the registration statement that may remain unsold as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 21, 2009.

CYMER, INC.

By:	/s/ Robert P. Akins
Robert P. Akins
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer and Chairman of the Board	August 20, 2009
/s/ Robert P. Akins	(Principal Executive Officer)
Robert P. Akins

	Vice President and Interim Chief Financial Officer	August 20, 2009
/s/ Paul B. Bowman	(Principal Financial Officer)
Paul B. Bowman

	Vice President, Corporate Controller and	August 20, 2009
/s/ Rae Ann Werner	Chief Accounting Officer
Rae Ann Werner	(Principal Accounting Officer)

	Director	August 20, 2009
Charles J. Abbe

	Director	August 20, 2009
Edward H. Braun

*	Director	August 20, 2009
Michael R. Gaulke

*	Director	August 20, 2009
William G. Oldham

*	Director	August 20, 2009
Peter J. Simone

	Director	August 20, 2009
Young K. Sohn

*	Director	August 20, 2009
Jon D. Tompkins

*By:	/s/ Robert P. Akins
Robert P. Akins, as attorney in fact

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